Item 77C.
Submission of
matters to a
vote of security
holders.

Information in reference to this item has been provided in the "Notes to Financial Statements" in the Semiannual Shareholder Report dated June
30, 2002. This report has been filed as form type N-30D, accession number 0000928385-02-
002898.